Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Information” in the Prospectuses and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 2,654 and Amendment No. 2,658 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated November 21, 2019 on VanEck Vectors Biotech ETF, VanEck Vectors Environmental Services ETF, VanEck Vectors Gaming ETF, VanEck Vectors Pharmaceutical ETF, VanEck Vectors Retail ETF, VanEck Vectors Semiconductor ETF, VanEck Vectors Video Gaming and eSports ETF, VanEck Vectors Real Asset Allocation ETF, VanEck Vectors Morningstar Durable Dividend ETF, VanEck Vectors Morningstar Global Wide Moat ETF, VanEck Vectors Morningstar International Moat ETF, VanEck Vectors Morningstar Wide Moat ETF and VanEck Vectors NDR CMG Long/Flat Allocation ETF included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2019, our report dated January 25, 2019 on VanEck Vectors High Income MLP ETF (now known as VanEck Vectors Energy Income ETF) included in the Annual Report to Shareholders for the fiscal year ended November 30, 2018, our reports dated February 25, 2019 on VanEck Vectors Africa Index ETF, VanEck Vectors Brazil Small-Cap ETF, VanEck Vectors ChinaAMC CSI 300 ETF, VanEck Vectors ChinaAMC SME-ChiNext ETF, VanEck Vectors Egypt Index ETF, VanEck Vectors India Small-Cap Index ETF, VanEck Vectors Indonesia Index ETF, VanEck Vectors Israel ETF, VanEck Vectors Russia ETF, VanEck Vectors Russia Small-Cap ETF, VanEck Vectors Vietnam ETF, VanEck Vectors Agribusiness ETF, VanEck Vectors Coal ETF, VanEck Vectors Global Alternative Energy ETF (now known as VanEck Vectors Low Carbon Energy ETF), VanEck Vectors Gold Miners ETF, VanEck Vectors Junior Gold Miners ETF, VanEck Vectors Natural Resources ETF, VanEck Vectors Oil Refiners ETF, VanEck Vectors Oil Services ETF, VanEck Vectors Rare Earth/Strategic Metals ETF, VanEck Vectors Steel ETF, VanEck Vectors Unconventional Oil & Gas ETF and VanEck Vectors Uranium+Nuclear Energy ETF included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2018, our report dated June 20, 2019 on VanEck Vectors AMT-Free Intermediate Municipal Index ETF, VanEck Vectors AMT-Free Long Municipal Index ETF, VanEck Vectors AMT-Free Short Municipal Index ETF, VanEck Vectors High-Yield Municipal Index ETF, VanEck Vectors Short High-Yield Municipal Index ETF and VanEck Vectors CEF Municipal Income ETF included in the Annual Report to Shareholders for the fiscal year ended April 30, 2019 and our report dated June 25, 2019 on VanEck Vectors BDC Income ETF, VanEck Vectors ChinaAMC China Bond ETF, VanEck Vectors Emerging Markets Aggregate Bond ETF, VanEck Vectors Emerging Markets High Yield Bond ETF, VanEck Vectors Fallen Angel High Yield Bond ETF, VanEck Vectors Green Bond ETF, VanEck Vectors International High Yield Bond ETF, VanEck Vectors Investment Grade Floating Rate ETF, VanEck Vectors J.P. Morgan EM Local Currency Bond ETF, VanEck Vectors Mortgage REIT Income ETF and VanEck Vectors Preferred Securities ex Financials ETF included in the Annual Report to Shareholders for the fiscal year ended April 30, 2019.

/s/ Ernst & Young LLP

New York, NY
January 24, 2020